UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016 (July 13, 2016)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 Powell Place Brentwood, Tennessee	37027
	(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 13, 2016, AAC Holdings, Inc., a Nevada corporation (the “Company”), entered into that certain Third Amendment to Credit Agreement and Lender Joinder Agreement (the “Third Amendment”) amending the Credit Agreement dated as of March 9, 2015, by and among the Company, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Bank of America, N.A., in its capacities as Administrative Agent, Swingline Lender and L/C Issuer (each as defined in the Credit Agreement), as amended by that certain First Amendment dated as of June 16, 2015 and by that certain Second Amendment dated as of October 2, 2015 (collectively, the “Credit Agreement”).

The Third Amendment modifies the Credit Agreement to, among other things, provide for an additional advance under the Term Facility (as defined in the Credit Agreement) in the aggregate principal amount of $50.0 million.

The foregoing description of the Third Amendment does not purport to be a complete description of the parties’ rights and obligations under the Third Amendment. The above description is qualified in its entirety by reference to the complete Third Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On July 14, 2016, the Company issued a press release announcing its entry into the Third Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment to Credit Agreement dated as of July 13, 2016, by and among AAC Holdings, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

99.1	Press Release dated July 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Kirk R. Manz
Kirk R. Manz
Chief Financial Officer

Date: July 14, 2016

EXHIBIT INDEX

No.	Exhibit

10.1	Third Amendment to Credit Agreement dated as of July 13, 2016, by and among AAC Holdings, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

99.1	Press Release dated July 14, 2016